Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300 Plano, TX 75074 (972) 234-6400

Investor Relations Contact

Joel Achramowicz

sheltonir@sheltongroup.com

P: (415) 845-9964

INTRUSION Reports First Quarter 2021 Results

Plano, Texas – May 4, 2021 – INTRUSION, Inc. (NASDAQ: INTZ), a leading provider of cyberattack prevention solutions including zero-days, announced today financial results for the first quarter ended March 31, 2021.

“First quarter revenue grew quarter-over-quarter and year-over-year,” said Jack Blount, President and CEO of INTRUSION. “We continue to make excellent progress with the rollout of INTRUSION Shield in terms of new customers and adding channel partners. As is typical for newly launched SaaS products, it will take time for INTRUSION Shield to materially contribute to our quarterly results. We remain very encouraged by the exceptional feedback we’ve received from existing customers and the increasing interest from potential customers. We’re gaining strong momentum in our opportunity pipeline both in the U.S. as well as with our new international resellers.”

Blount continued, “A factor in our growth was our government business. We see activity in Washington progressing toward a gradual resumption of more normal ordering patterns as the year unfolds.”

First Quarter Financial Results

Revenue for the first quarter 2021 was $1.9 million, compared to $1.6 million for the fourth quarter 2020 and $1.8 million for the first quarter 2020.

Gross profit margin expanded to 66% of revenue in the first quarter 2021, compared to 58% for the fourth quarter 2020 and 58% for the first quarter 2020.

Operating expenses in the first quarter 2021 were $5.1 million, compared to $4.8 million for the fourth quarter 2020 and $1.5 million for the first quarter 2020.

The first quarter 2021 net loss was $3.9 million, or ($0.22) per share, compared to a net loss of $3.9 million, or ($0.23) per share, for the fourth quarter 2020 and a net loss of $0.5 million, or ($0.04) per share, for the first quarter 2020.

As of March 31, 2021, cash and cash equivalents were $13.1 million and working capital was $12.3 million.

Intrusion

First Quarter 2021 Results

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Conference Call

INTRUSION’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-844-200-6205, or +44-208-0682-558 for international callers, and providing the following access code: 969764. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until May 11, 2021 by clicking on the following link, Click Here, and entering the following access code: 898017. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About INTRUSION, Inc.

INTRUSION, Inc. (NASDAQ: INTZ) protects any-sized company by leveraging advanced threat intelligence with real-time artificial intelligence to kill cyberattacks as they occur – including zero-days. INTRUSION’s solution families include INTRUSION Shield, an advanced cyber-defense solution that kills cyberattacks in real-time using artificial intelligence (AI) and advanced cloud threat intelligence; INTRUSION TraceCop™ for identity discovery and disclosure; and INTRUSION Savant™ for network data mining and advanced persistent threat detection. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, including, without limitations, statements about the performance of protections provided by our Shield products, the effect of the recent additions to our board and executive management team, the anticipated recovery of our governmental customers and an expanded need for them and an increasing customer base to address cybersecurity risks, leading to expected growth in our sales performance for this year, as well as any other statements which reflect management's expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including, the risk that the Company does not benefit as anticipated from sales of our current solutions, including the INTRUSION Shield solution, the performance of our expanded management team, and that customers will address and mitigate their perceived cybersecurity risks through the purchase of our products and solutions. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

Intrusion

First Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$13,072	$16,704
Accounts receivable	1,305	1,233
Prepaid expenses	700	370
Total current assets	15,077	18,307

Noncurrent Assets
Property and equipment, net	592	466
Finance leases right-of-use assets, net	11	20
Operating leases right-of-use assets, net	979	1,010
Other assets	163	79
Total noncurrent assets	1,745	1,575
TOTAL ASSETS	$16,822	$19,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,563	$1,036
PPP loan payable, current portion	428	421
Finance leases liability, current portion	11	21
Operating leases liability, current portion	598	487
Deferred revenue	146	177
Total current liabilities	2,746	2,142

Noncurrent Liabilities
PPP loan payable, noncurrent portion	207	212
Operating leases liability, noncurrent portion	1,746	1,867
Total noncurrent liabilities	1,953	2,079

Stockholders' Equity:
Common stock, $0.01 par value: Authorized shares – 80,000 Issued shares – 17,625 in 2021 and 17,428 in 2020 Outstanding shares – 17,615 in 2021 and 17,418 in 2020	176	174
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	77,550	77,187
Accumulated deficit	(65,198)	(61,295)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders' equity	12,123	15,661
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,822	$19,882

Intrusion

First Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Quarter ended	Quarter ended
	March 31,	March 31,
	2021	2020

Revenue	$1,852	$1,795
Cost of revenue	625	747

Gross profit	1,227	1,048

Operating expenses:
Sales and marketing	2,689	510
Research and development	1,469	753
General and administrative	973	256

Operating loss	(3,904)	(471)

Interest expense	(2)	(1)
Interest income	3	7

Net loss	(3,903)	(465)

Preferred stock dividends accrued	–	(33)
Net loss attributable to common stockholders	$(3,903)	$(498)

Net loss per share attributable to common stockholders:
Basic	$(0.22)	$(0.04)
Diluted	$(0.22)	$(0.04)
Weighted average shares outstanding:
Basic	17,541	13,703
Diluted	17,541	13,703